Exhibit 99.1

Sparton Corporation Explores Potential Sale Transaction

SCHAUMBURG, Ill. – April 27, 2016– Sparton Corporation (NYSE: SPA) today announced that, as part of its previously announced exploration of strategic alternatives, its Board of Directors has authorized Wells Fargo Securities, LLC to conduct a process to identify parties interested in acquiring the entire Company. This decision was made after carefully considering a number of options presented by Wells Fargo upon the completion of their strategic alternative review engagement. The Company is working with Wells Fargo to prepare the necessary marketing materials and expects to begin engaging with interested parties by the end of June.

The Board noted that there can be no assurance that this process will result in the announcement or consummation of any transaction. The Company has not set a definitive timetable for the completion of this process and does not intend to disclose further developments until the Board determines it appropriate to do so.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 116th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace, and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has thirteen manufacturing locations and engineering design centers worldwide. Sparton’s Web site may be accessed at www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10K and Form 10Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

Contact

Investors:

Institutional Marketing Services (IMS)

John Nesbett/Jennifer Belodeau, 203-972-9200

jnesbett@institutionalms.com

or

Company:

Sparton Corporation

Joseph McCormack, 847-762-5812

jmccormack@sparton.com